Tyler Technologies Reports Earnings for First Quarter 2018

Subscription revenue increase of 23 percent drives double-digit growth

PLANO, Texas – May 2, 2018 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights:

•
Effective January 1, 2018, Tyler adopted the requirements of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), utilizing the full retrospective method of transition. Prior year amounts have been restated from previously reported amounts to reflect the impact of the full retrospective adoption of Topic 606.

•	Total revenues were $221.2 million, up 10.7 percent from $199.7 million for the first quarter of 2017.

•	Recurring revenues from maintenance and subscriptions were $142.9 million, an increase of 13.3 percent compared to the first quarter of 2017, and comprised 64.6 percent of first quarter 2018 revenue.

•	Operating income was $38.8 million, up 5.4 percent from $36.8 million for the first quarter of 2017.

•	Net income was $37.8 million, or $0.95 per diluted share, up 15.4 percent compared to $32.8 million, or $0.84 per diluted share, for the first quarter of 2017.

•	Cash flows from operations were $44.6 million, down 7.4 percent compared to $48.2 million for the first quarter of 2017.

•	Non-GAAP total revenues were $221.4 million, up 10.7 percent from $200.0 million for the first quarter of 2017.

•	Non-GAAP operating income was $58.6 million, up 6.7 percent from $54.9 million for the first quarter of 2017.

•	Non-GAAP net income was $45.0 million, or $1.13 per diluted share, up 27.5 percent compared to $35.3 million, or $0.91 per diluted share, for the first quarter of 2017.

•	Adjusted EBITDA was $64.4 million, up 9.7 percent compared to $58.7 million for the first quarter of 2017.

•	Total backlog was $1.2 billion, up 16.8 percent from $1.0 billion at March 31, 2017.

•	Software subscription bookings added $4.6 million in new annual recurring revenue, up 17.8 percent from $3.9 million for the first quarter of 2017.

•
Subsequent to the end of the first quarter, on April 30, 2018, Tyler completed the acquisitions of Socrata, Inc. and Sage Data Security, LLC for approximately $150 million and $11.5 million in cash, respectively, subject to certain post-closing adjustments.

“We are pleased that our first quarter results provided a strong start to 2018,” said John S. Marr Jr., Tyler’s chairman and chief executive officer. “Total revenues grew nearly 11 percent, led by 23 percent growth in subscription revenues. Since the beginning of 2010, we've achieved greater than 20 percent growth in subscription revenues in 31 of the last 33 quarters. Our operating margin was in line with expectations, as we

Tyler Technologies Reports Earnings
For First Quarter 2018
May 2, 2018

began to ramp up our discretionary R&D spend on projects we believe will further strengthen our competitive position and drive new revenues.

We are very excited about the acquisitions of Socrata, Inc. and Sage Data Security, LLC, both completed on April 30. These two additions bring to Tyler incredibly valuable expertise in areas that are top of mind with public sector entities - data and analytics and cybersecurity - and we welcome their clients and employees to the Tyler family. We've updated our full-year guidance to include the operations of Socrata and Sage for the last eight months of 2018. While Socrata will be dilutive to earnings for the balance of 2018, we expect it will be accretive in 2019. Our current outlook for Tyler's core business is positive, and even with the acquisition dilution, our guidance for non-GAAP earnings per share for the year is unchanged.” said Marr.

Guidance for 2018

As of May 2, 2018, Tyler Technologies is providing the following guidance for the full year 2018:

•	GAAP total revenues are expected to be in the range of $933 million to $949 million.

•	Non-GAAP total revenues are expected to be in the range of $939 million to $955 million.

•	GAAP diluted earnings per share are expected to be approximately $3.34 to $3.44 and may vary significantly due to the impact of stock option exercises on the GAAP effective tax rate.

•	Non-GAAP diluted earnings per share are expected to be approximately $4.73 to $4.83.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $55 million.

•	Research and development expense is expected to be approximately $58 million to $60 million.

•	Fully diluted shares for the year are expected to be between 40.0 million and 40.5 million shares.

•
GAAP earnings per share assumes an estimated annual effective tax rate of approximately 10 percent after discrete tax items, and includes approximately $26 million of assumed discrete tax benefits related to share-based compensation.

•	The non-GAAP annual effective tax rate is expected to be 24 percent. This was adjusted from 35 percent in 2017 primarily because of the impact of the Tax Cuts and Jobs Act.

•
Capital expenditures are expected to be between $22 million and $25 million, including approximately $2 million related to real estate. Total depreciation and amortization expense is expected to be approximately $64 million, including approximately $41 million of amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $6 million. Non-GAAP diluted earnings per share is derived by adding back the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $55 million, and amortization of acquired software and intangible assets of approximately $41 million. Additionally, the non-GAAP tax rate of 24 percent is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $26 million of discrete tax benefits related to share-based compensation that are included in the GAAP estimated annual effective tax rate.

Tyler Technologies Reports Earnings
For First Quarter 2018
May 2, 2018

Conference Call

Tyler Technologies will hold a conference call on Thursday, May 3, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10118424. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on May 3.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through May 9, 2018. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10118424.

The live webcast and archived replay can also be accessed at http://investors.tylertech.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector - cities, counties, schools and other government entities - to become more efficient, more accessible and more responsive to the needs of their constituents. Tyler's client base includes more than 15,000 local government offices in all 50 states, Canada, the Caribbean, Australia, and other international locations. In 2017, Forbes ranked Tyler on its "Most Innovative Growth Companies" list, and Fortune included Tyler on its "100 Fastest-Growing Companies" list. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, and expenses associated with amortization of intangibles arising from business combinations.

Tyler currently uses a non-GAAP tax rate of 24 percent. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration o

Tyler Technologies Reports Earnings
For First Quarter 2018
May 2, 2018

f factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as wells as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Tyler Technologies Reports Earnings
For First Quarter 2018
May 2, 2018

Contact: Brian K. Miller
Executive Vice President - CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
		As Adjusted
Revenues:
Software licenses and royalties	$22,776	$21,758
Subscriptions	49,028	39,862
Software services	45,939	42,496
Maintenance	93,897	86,307
Appraisal services	5,394	6,612
Hardware and other	4,140	2,694
Total revenues	221,174	199,729

Cost of revenues:
Software licenses and royalties	778	731
Acquired software	5,382	5,410
Software services, maintenance and subscriptions	106,085	93,540
Appraisal services	3,781	4,197
Hardware and other	2,343	1,316
Total cost of revenues	118,369	105,194

Gross profit	102,805	94,535

Selling, general and administrative expenses	47,604	42,780
Research and development expense	13,048	11,599
Amortization of customer and trade name intangibles	3,315	3,325
Operating income	38,838	36,831
Other income (expense), net	599	(190)
Income before income taxes	39,437	36,641
Income tax provision	1,612	3,872
Net income	$37,825	$32,769

Earnings per common share:
Basic	$1.00	$0.89
Diluted	$0.95	$0.84

Weighted average common shares outstanding:
Basic	38,002	36,845
Diluted	39,836	38,932

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
		As Adjusted
Reconciliation of non-GAAP total revenues
GAAP total revenues	$221,174	$199,729
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	100	204
Add: Amortization of acquired leases	111	111
Non-GAAP total revenues	$221,385	$200,044

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$102,805	$94,535
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	100	204
Add: Amortization of acquired leases	111	111
Add: Share-based compensation expense included in cost of revenues	2,776	2,097
Add: Amortization of acquired software	5,382	5,410
Non-GAAP gross profit	$111,174	$102,357
GAAP gross margin	46.5%	47.3%
Non-GAAP gross margin	50.2%	51.2%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$38,838	$36,831
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	100	204
Add: Amortization of acquired leases	111	111
Add: Share-based compensation expense	10,557	8,676
Add: Employer portion of payroll tax related to employee stock transactions	320	383
Add: Amortization of acquired software	5,382	5,410
Add: Amortization of customer and trade name intangibles	3,315	3,325
Non-GAAP adjustments subtotal	$19,785	$18,109
Non-GAAP operating income	$58,623	$54,940
GAAP operating margin	17.6%	18.4%
Non-GAAP operating margin	26.5%	27.5%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
		As Adjusted
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$37,825	$32,769
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	19,785	18,109
Less: Tax impact related to non-GAAP adjustments	(12,601)	(15,564)
Non-GAAP net income	$45,009	$35,314
GAAP earnings per diluted share	$0.95	$0.84
Non-GAAP earnings per diluted share	$1.13	$0.91

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$2,776	$2,097
Selling, general and administrative expenses	7,781	6,579
Total share-based compensation expense	$10,557	$8,676

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$37,825	$32,769
Amortization of customer and trade name intangibles	3,315	3,325
Depreciation and other amortization included in
cost of revenues, SG&A and other expenses	10,797	9,642
Interest expense included in other expense, net	189	191
Income tax provision	1,612	3,872
EBITDA	$53,738	$49,799
Write-downs of acquisition-related deferred revenue	100	204
Share-based compensation expense	10,557	8,676
Adjusted EBITDA	$64,395	$58,679

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	March 31, 2018	December 31, 2017
		As Adjusted
ASSETS

Current assets:
Cash and cash equivalents	$210,616	$185,926
Accounts receivable, net	216,516	246,188
Current investments and other assets	98,218	77,362
Income tax receivable	7,286	11,339
Total current assets	532,636	520,815

Accounts receivable, long-term portion	11,550	12,107
Property and equipment, net	154,254	152,315

Other assets:
Goodwill	657,727	657,987
Other intangibles, net	221,069	229,617
Non-current investments and other assets	48,388	38,510

Total assets	$1,625,624	$1,611,351

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$51,417	$72,849
Deferred revenue	268,132	298,613
Total current liabilities	319,549	371,462

Deferred revenue, long-term	641	1,274
Deferred income taxes	44,220	46,879
Shareholders' equity	1,261,214	1,191,736

Total liabilities and shareholders' equity	$1,625,624	$1,611,351

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
		As Adjusted
Cash flows from operating activities:
Net income	$37,825	$32,769
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	14,112	12,967
Share-based compensation expense	10,557	8,676
Deferred income tax benefit	(2,658)	(3,870)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(15,205)	(2,363)
Net cash provided by operating activities	44,631	48,179

Cash flows from investing activities:
Additions to property and equipment	(8,895)	(19,820)
Purchase of marketable security investments	(43,962)	(7,128)
Proceeds from marketable security investments	11,077	6,896
Decrease (increase) in other	743	(16)
Net cash used by investing activities	(41,037)	(20,068)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	(10,000)
Purchase of treasury shares	—	(7,032)
Proceeds from exercise of stock options	19,298	14,851
Contributions from employee stock purchase plan	1,798	1,650
Net cash provided (used) by financing activities	21,096	(531)

Net increase in cash and cash equivalents	24,690	27,580
Cash and cash equivalents at beginning of period	185,926	36,151

Cash and cash equivalents at end of period	$210,616	$63,731